Exhibit 4.5

DH Europe Finance S.À R.L.,
as Issuer
DANAHER CORPORATION,
as Guarantor
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

THIRD SUPPLEMENTAL INDENTURE

Dated as of July 1, 2019

THIS THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 1, 2019, among DH Europe Finance S.À R.L., a private limited liability company, société à responsibilité limitée, duly organized and existing under the laws of Luxembourg and formerly known as DH Europe Finance S.A. (the “Company”), having its registered office at 1B Heienhaff, L-1736 Senningerberg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies Register under number B197470, DANAHER CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the “Guarantor”) and the indirect parent company of the Company, having its principal office at 2200 Pennsylvania Avenue, N.W., Suite 800W, Washington, D.C. 20037-1701, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association duly organized and existing under the laws of the United States of America, as Trustee (the “Trustee”).
RECITALS
WHEREAS, the Company and the Guarantor have heretofore executed and delivered to the Trustee an Indenture dated as of July 8, 2015, among the Company, the Guarantor and the Trustee (the “Base Indenture” and together with this Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities and Guarantees of such Securities by the Guarantor;
WHEREAS, Section 901(e) of the Base Indenture provides for the Company, the Guarantor and the Trustee to enter into an indenture supplemental to the Base Indenture to add to, change or eliminate any of the provisions of the Base Indenture in respect to one or more series of Securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any Security or series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding; and
WHEREAS, each of the Company and the Guarantor have requested and hereby request that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid and binding and instrument enforceable in accordance with its terms have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects;
NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE 1
DEFINITIONS
Section 101.Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture.
Section 102.Definition of Terms. For all purposes of this Supplemental Indenture:
(a)Capitalized terms used herein without definition shall have the meanings set forth in the Base Indenture;
(b)a term defined anywhere in this Supplemental Indenture has the same meaning throughout;
(c)the singular includes the plural and vice versa; and
(d)headings are for convenience of reference only and do not affect interpretation.
ARTICLE 2
AMENDMENTS TO PROVISIONS OF BASE INDENTURE
Section 201.Definitions.
(a)The definition of Funded Debt in Section 101 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
“Funded Debt” means all indebtedness for money borrowed having a maturity of more than twelve months from the date of the most recent consolidated balance sheet of the Guarantor and its Subsidiaries or renewable and extendable beyond twelve months at the option of the borrower and all obligations in respect of lease rentals which under GAAP would be required to be accounted for as finance leases on the consolidated balance sheet of the Guarantor; provided, however, that Funded Debt shall not include any of the foregoing to the extent that such indebtedness or obligations are not required by GAAP to be shown on the balance sheet of the Guarantor.
(b)The definition of Generally accepted accounting principles in Section 101 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
“Generally accepted accounting principles” or “GAAP” has the meaning specified in Section 101(c).
(c)The definition of Secured Debt in Section 101 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
“Secured Debt” means Indebtedness for borrowed money and any Funded Debt that is secured by a security interest in (a) any Principal Property or (b) any shares of capital stock or Indebtedness of any Subsidiary that owns a Principal Property.
(d)The definition of Separation in Section 101 of the Base Indenture is hereby deleted in its entirety.
Section 202.Form of Securities. In Section 203 of the Base Indenture both references to “30” are hereby deleted and replaced with “15.”
Section 203.Temporary Securities. The second paragraph of Section 304 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount and the Guarantor shall execute any Guarantee thereon. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.
Section 204.Limitation on Secured Debt. Clause (xi) of Section 1010 of the Base Indenture is hereby deleted in its entirety and replaced by “[reserved].”
Section 205.Notice of Redemption. Section 1104 of the Base Indenture is hereby deleted in its entirety and replaced with the following:
Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register. All notices of redemption shall state:
(a)the Redemption Date,
(b)the Redemption Price, or if not then ascertainable, the manner of calculation thereof,
(c)if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,
(d)that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
(e)the place or places where each such Security is to be surrendered for payment of the Redemption Price, and
(f)that the redemption is for a sinking fund, if such is the case.
Any notice may, at the Company’s discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of any such condition precedent. Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

Section 206.Securities Payable on Redemption Date. The first paragraph of Section 1106 of the Base Indenture is hereby deleted and replaced in its entirety with the following:
Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, subject to the satisfaction or waiver of any conditions precedent specified in such notice of redemption, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company and the Guarantor shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
ARTICLE 3
MISCELLANEOUS
Section 301.Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.
Section 302.Trustee Not Responsible for Recitals. The recitals and statements herein are made by the Company and the Guarantor and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity, adequacy or sufficiency of this Supplemental Indenture.
Section 303.New York Law to Govern. THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE. For the avoidance of doubt, the applicability of Articles 86 to 94-8 of the Luxembourg law dated August 10, 1915 on commercial companies, as amended, shall be excluded.
Section 304.Separability. In case any one or more of the provisions contained in this Supplemental Indenture shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture, but this Supplemental shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
Section 305.Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes.
Section 306.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the day and year first written above.
DH EUROPE FINANCE S.À R.L.
By:    /s/ Frank T. McFaden
Name:     Frank T. McFaden
Title: Class A manager and authorized signatory

DANAHER CORPORATION

By:    /s/ Frank T. McFaden
Name:     Frank T. McFaden
Title:     Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:    /s/ R. Tarnas
Name:     R. Tarnas
Title:    Vice President